UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) June 1, 2000
                                                           ------------


                               GALEY & LORD, INC.
              -----------------------------------------------------
              Exact name of registrant as specified in its charter

                 DELAWARE                                 56-1593207
 ----------------------------------------     -------------------------------
      State or other jurisdiction of          IRS Employer  Identification No.
       incorporation or organization


        980 Avenue of the Americas, New York, New York                 10018
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            Address of principal executive offices                   Zip Code

                                  212/465-3000
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               Registrant's telephone number, including area code

                                 Not Applicable
               --------------------------------------------------
Former name, former address and former fiscal year, if changed since last report.

Item 5. Other Events.

Galey & Lord, Inc. (the "Company") solicited consents of the holders of record on May 9, 2000 (the "Record Date") of its 9 1/8% Senior Subordinated Notes Due 2008 ($300 million principal amount outstanding) (the "Notes") to an amendment to the indenture, dated as of February 24, 1998, among the Company, its domestic subsidiaries party thereto, as guarantors, and SunTrust Bank (f/k/a SunTrust Bank, Atlanta), as trustee, which governs the Notes (the "Indenture").

         The proposed amendment to the Indenture (the "Amendment") will amend the definition of "Permitted Investment" in the Indenture to allow the Company and its Restricted Subsidiaries (as defined in the Indenture) to make additional Investments (as defined in the Indenture) totaling $15 million at any time outstanding in one or more joint ventures which conduct manufacturing operations primarily in Mexico.

         The current definition of "Permitted Investment" in the Indenture only allows the Company and its Restricted Subsidiaries to make Investments in joint ventures and other entities which are not Restricted Subsidiaries up to an amount not exceeding $10 million outstanding at any time.

         As previously disclosed, the Company has agreed in principle to the basic terms of a joint venture (the "Joint Venture") in Mexico pursuant to which the Company will receive an equity interest in a newly formed Mexican entity which will simultaneously acquire an existing denim manufacturing business (the "Existing Business") from a group which includes the Company's partner in the Joint Venture. The Existing Business is a "state-of-the-art" denim fabric factory built within the past three years. To date the Company has not entered into a definitive agreement with respect to the Joint Venture and there can be no assurance that the Company will enter into a definitive agreement and consummate the Joint Venture.

         The Amendment will permit the Company to make the initial investment in the Joint Venture and will enable the Company to make further investments in the Joint Venture in the future to fund capital expenditures and meet working capital needs. The Amendment will provide the Company with the ability to make such future investments as long as in the aggregate, all such investments, together with the initial investment in the Joint Venture and all other investments outstanding at any one time do not exceed $25 million in the aggregate (provided that $15 million of such $25 million is invested only in joint ventures which conduct manufacturing operations primarily in Mexico).

         The effectiveness of the Amendment is conditioned upon (i) the Company obtaining the consent of holders on the Record Date of not less than a majority in aggregate principal amount of the outstanding Notes and (ii) the consummation of the Joint Venture.

         The consent solicitation expired on May 24, 2000 (the "Expiration Date"). The Company has obtained consents of holders of approximately 97% of the aggregate outstanding principal amount of the Notes. The effectiveness of the Amendment remains conditioned upon the consummation of the Joint Venture. In addition, the Company has agreed, that if the Amendment becomes effective, the Company will make a consent payment of $2.50 in cash for each $1,000 principal amount of the Notes for which a consent has been furnished (and not revoked) prior to the Expiration Date.

Forward-Looking Statements

This Form 8-K contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, competitive and economic factors in the textile, apparel and home furnishings markets, raw material and other costs, weather-related delays, general economic conditions and other risks and uncertainties that may be detailed herein or from time to time in the Company's other reports filed with the Securities and Exchange Commission.




Exhibits
--------
1. Form of Supplemental Indenture

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                           Galey & Lord, Inc.
                                                   --------------------------
                                                              (Registrant)





                                                   /s/ Michael R. Harmon
                                                   ---------------------
                                                   Michael R. Harmon
                                                   Executive Vice-President,
                                                   Chief Financial Officer
                                                   (Principal Financial and
                                                   Accounting Officer),
                                                   Treasurer and Secretary





        June 1, 2000
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            Date